Exhibit 10.1

$1,000,000.00

AMENDED AND RESTATED

REVOLVING PROMISSORY NOTE

THIS AMENDED AND RESTATED REVOLVING PROMISSORY NOTE (this “Note”) is effective as of June 1, 2018 (the “Effective Date”) in the principal amount of One Million and No/100 Dollars ($1,000,000.00).

RECITALS

A.       This Note is made by JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability company (“Borrower”), having an address of 7450 Tilghman Street, Allentown, PA 18106, and is payable to the order of FIFTH THIRD BANK, an Ohio banking corporation, its successors and assigns (“Lender”), 201 East Kennedy Blvd., Suite 1800, Tampa, Florida 33602, pursuant to the terms and conditions set forth in that certain Credit Agreement dated as of June 1, 2016 by and between Borrower and Lender (the “Original Credit Agreement”), as amended by that certain Modification of Credit Agreement and Other Loan Documents dated as of March 23, 2017, as amended by that certain Second Modification of Credit Agreement and Other Loan Documents dated as of June 22, 2017, as further amended by that certain Third Modification of Credit Agreement and Other Loan Documents dated of even date herewith by and among Borrower, Lender and Jetpay Corporation, a Delaware corporation (collectively, the “Modification Agreements”, and together with the Original Credit Agreement, collectively, the “Credit Agreement”). The amount disbursed by Lender to Borrower, repayment of which is evidenced by this Note, is referred to as the “Loan”.

B.       This Note is secured by, among other items, (i) that certain Security Agreement dated June 1, 2016 by and between Borrower and Lender (the “Security Agreement”) encumbering the Collateral (as defined therein); and (ii) certain other documents securing repayment of this Note, including, without limitation, the Credit Agreement (this Note, the Security Agreement, the Credit Agreement, the Modification Agreements and all other documents evidencing or securing the Loan are hereinafter collectively referred to herein as the “Loan Documents”). All of the agreements, conditions, covenants, provisions and stipulations contained in the Credit Agreement and other Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

NOTE TO TAX EXAMINER: THIS NOTE RENEWS, AMENDS AND RESTATES THE PRIOR NOTE (AS DEFINED HEREIN). THE PRIOR NOTE WAS MADE, EXECUTED AND DELIVERED OUTSIDE THE STATE OF FLORIDA AND IS NOT SECURED BY A MORTGAGE ON FLORIDA REAL PROPERTY. NO DOCUMENTARY STAMP TAXES WERE DUE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THE PRIOR NOTE. THIS NOTE HAS BEEN MADE, EXECUTED AND DELIVERED OUTSIDE THE STATE OF FLORIDA AND IS NOT SECURED BY A MORTGAGE ON FLORIDA REAL PROPERTY. ACCORDINGLY, NO DOCUMENTARY STAMP TAXES OR INTANGIBLE TAXES ARE DUE IN CONNECTION HEREWITH PURSUANT TO SECTION 201.09, FLORIDA STATUTES AND RULE 12B-4.054, FLORIDA ADMINISTRATIVE CODE.

1.       Agreement to Pay. Borrower hereby promises to pay to the order of Lender the principal sum of One Million and No/100 Dollars ($1,000,000.00), or so much thereof as may be outstanding hereunder, in lawful money of the United States of America on or before the earlier of June 1, 2019 (the “Maturity Date”) or upon acceleration of the Note, together with interest thereon at the rate or rates herein below set forth.

2.       Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note. All capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

A.        “Default” shall mean when used in reference to this Note or any other document, or in reference to any provision or obligation under this Note or any other document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Note or such other document, as the case may be.

B.       “Default Rate” shall be as defined in Section 6 hereof.

C.       “Event of Default” shall mean (i) when used in reference to this Note, one or more of the events or occurrences referred to in Section 10.A. of this Note; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

3.       Computation of Interest. Moneys deposited by Lender in an escrow shall be deemed to have been disbursed as of, and shall bear interest from, the date of deposit in escrow. Interest on amounts disbursed under this Note shall accrue commencing on the day on which the disbursement of proceeds of the Loan or applicable portion thereof is made. Payments of interest that are periodically required pursuant to the terms of this Note shall include interest accrued to but not including the day on which the payment is made. Payments of principal on this Note shall include interest on the amount paid to but not including the date of payment if payment is received prior to 2:00 P.M. Eastern Time, and if payment is received after such time, payment of principal on this Note shall include interest to and including the day of payment.

4.       Interest Rate Terms.

A.       Additional Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note:

“Adjusted LIBOR Rate” shall mean a floating rate equal to (i) the then applicable LIBOR Rate plus (ii) the LIBOR Rate Margin per annum.

“Adjusted Prime Rate” shall mean, for any day, the rate equal to (i) the floating rate of interest established from time to time by Fifth Third Bank at its principal office as its “Prime Rate”, whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such Prime Rate, then such other rate as may be substituted by Fifth Third Bank for such Prime Rate plus (ii) 100 basis points.

“Business Day” shall mean (i) with respect to all notices and determinations in connection with the LIBOR Rate, any day (other than a Saturday or Sunday) on which commercial banks are open in London, England, New York, New York, and Cincinnati, Ohio for dealings in deposits in the London Interbank Market; and (ii) in all other cases, any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Rate Management Agreement (as defined in the Credit Agreement) with Lender is then in effect with respect to all or a portion of this Note, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Rate Management Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of this Note subject to such Rate Management Agreement.

“Interest Rate” shall mean the Adjusted LIBOR Rate; provided that, the reference to “Adjusted LIBOR Rate” shall be deemed to be a reference to “Adjusted Prime Rate” at all times during which the LIBOR Rate is unavailable pursuant to, and in accordance with, Section 4(F).

“LIBOR Rate” shall mean, as of any date of determination in accordance with this Note, the rate of interest rounded upwards, if necessary, to the next 1/8th of one percent (1%) and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Lender, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Lender, as applicable), two Business Days prior to such date of determination, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits, displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an “Approved Bloomberg Successor”), or if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Lender in accordance with this Note and Lender’s loan systems and procedures periodically in effect. Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than 0% as of any date (the “LIBOR Rate Minimum”); provided that, at any time during which a Rate Management Agreement with Lender is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Rate Management Agreement. Each determination by Lender of the LIBOR Rate shall be binding and conclusive in the absence of manifest error.

“LIBOR Rate Loan” shall mean each portion of the outstanding principal balance of the Loan that is bearing interest at the Adjusted LIBOR Rate.

“LIBOR Rate Margin” shall mean two percent (2.00%) per annum.

“Prime Rate” shall mean, for any day, the floating rate of interest established from time to time by Lender at its principal office as its “Prime Rate”, whether or not Lender shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then such other rate as may be substituted by Lender for the prime rate. Each determination by Lender of the Prime Rate shall be binding and conclusive in the absence of manifest error.

“Prime Rate Loan” shall mean any portion of the outstanding principal amount of the Loan that is bearing interest at the Adjusted Prime Rate.

B.       Interest Accrual.

(i)       Interest on the Loan shall accrue on the outstanding principal balance of this Note commencing on the date of the initial disbursement of the Loan until the Loan has been fully paid and satisfied in cash.

(ii)       Interest on any LIBOR Rate Loans or Prime Rate Loans shall be calculated based on a 360-day year and charged for the actual number of days elapsed.

C.       Interest Rate Determinations.

(i)       Subject to the terms hereof, the outstanding principal balance of this Note shall bear interest at the Adjusted LIBOR Rate.

(ii)       Borrower shall have the right on any Business Day to request Lender to provide a good faith estimate of the then current LIBOR Rate quotation and Lender shall promptly provide such estimate.

(iii)       The Adjusted LIBOR Rate: (a) shall initially be determined as of the date of this Note and (b) shall adjust automatically on the first calendar day of each calendar month thereafter (each of the foregoing being a “LIBOR Adjustment Date”). Any change in the Adjusted LIBOR Rate resulting from a change in the LIBOR Rate shall become effective as of each such LIBOR Adjustment Date in accordance with this Note and Lender’s loan systems and procedures periodically in effect. Lender shall not be required to notify Borrower of any adjustment in the LIBOR Rate; however, Borrower may request a quote of the prevailing LIBOR Rate on any Business Day.

(iv)       The Adjusted Prime Rate: (a) shall initially be determined as of the date of this Note and (b) shall adjust automatically with each change in the Prime Rate occurring thereafter. Any change in the Adjusted Prime Rate resulting from a change in the Prime Rate shall become effective as of the date of each change in the Prime Rate in accordance with Lender’s loan systems and procedures periodically in effect. Lender shall not be required to notify Borrower of any adjustment in the Prime Rate; however, Borrower may request a quote of the prevailing Prime Rate on any Business Day.

D.       Prepayments. The outstanding principal balance of this Note may be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time upon two (2) Business Days prior written notice to Lender.

E.       Additional Costs. Borrower hereby irrevocably agrees to reimburse and indemnify Lender from all increased costs and fees incurred by Lender in connection with this Note subsequent to the date of the initial advance of funds to Borrower under this Note and relating to or arising from (x) the offering of rates of interest based upon the LIBOR Rate or (y) a change in government regulation. Without limiting the generality of the foregoing, if (any of the following being a “Change”): (i) any law, rule, regulation, guideline, or directive (in each case whether or not having the force of law) is passed, enacted, promulgated, ordered, issued or adopted after the date of the initial advance of funds to Borrower under this Note, (ii) there is any change after the date of the initial advance of funds to Borrower under this Note in any law, rule, regulation, guideline, or directive (in each case whether or not having the force of law and including, without limitation, any request, rule, guideline or directive (A) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act (as amended, the “Dodd-Frank Act”) or (B) enacted, promulgated, adopted, issued or implemented by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign financial regulatory authorities), or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, application or administration of any of the foregoing, or (iii) Lender complies with any request or directive made after the date of the initial advance of funds to Borrower under this Note regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, and such Change shall:

(x)       increase the cost to Lender, by an amount which Lender deems to be material, of making, converting into, continuing or maintaining any portion of any advance subject to the LIBOR Rate, or reduce any amount receivable hereunder in respect thereof, or

(y)       have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, with respect to any LIBOR Rate Loan or Prime Rate Loan, to a level below that which Lender could have achieved but for such Change by an amount deemed by Lender to be material, then, in any and each such case, after submission by Lender to Borrower of a written request therefor, Borrower shall pay Lender any additional amounts necessary to compensate Lender for such increased cost or reduction. Lender’s reasonable determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary contained herein, for all purposes of this Note, all requests, rules, guidelines and directives (I) in connection with the Dodd-Frank Act or (II) enacted, promulgated, adopted, issued or implemented by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign financial regulatory authorities shall, in each case, be deemed to constitute a Change whether or not such request, rule, guideline or directive has the force of law and regardless of the date on which such request, rule, guideline or directive was enacted, promulgated, adopted, issued or implemented. Notwithstanding the foregoing, Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred more than 180 days prior to the date that Lender notifies Borrower, in writing, of the increased costs and of Lender’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

F.       Unavailability of LIBOR. Notwithstanding anything herein contained to the contrary, if Lender, by written or telephonic notice, notifies Borrower that:

(i)       any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, has made it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of any advance subject to the LIBOR Rate or otherwise give effect to Lender’s obligations as contemplated hereby, or

(ii)       (a) LIBOR deposits for periods of one month are not readily available in the London Interbank Offered Rate Market, (b) by reason of circumstances affecting such market or other economic conditions, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits, or (c) the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of making or maintaining advances under this Note bearing interest with reference to the LIBOR Rate (including inaccurate or inadequate reflection of actual costs resulting from the calculation of rates by reporting sources), then, in any of such events: (I) Lender’s obligations in respect of the LIBOR Rate shall terminate forthwith, (II) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, (III) Borrower’s right to utilize LIBOR Rate index pricing as set forth in this Note shall be terminated forthwith, and (IV) amounts outstanding hereunder shall, on and after such date, bear interest at the Adjusted Prime Rate in accordance with the terms and provisions of this Note.

G.       Rounding and Rate Management Agreement. At any time during which a Rate Management Agreement is then in effect with respect to this Note, the provisions contained in this Note which round up the LIBOR Rate to the nearest 1/8th shall be disregarded and no longer of any force and effect, notwithstanding anything to the contrary contained in this Note.

5.       Payment Terms.

A.       Commencing on the first (1st) day of July, 2018 and on the first (1st) day of each successive month thereafter (subject to earlier prepayment as provided in Section 4D hereof or as otherwise provided herein or in any other Loan Document), until the Loan has been fully paid and satisfied in cash, Borrower shall make payments to Lender of interest on the outstanding principal balance of the indebtedness evidenced by this Note.

B.       The Loan shall be due and payable, and Borrower hereby promises to pay the outstanding principal amount of the Loan to Lender, together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on the Maturity Date, subject to earlier prepayment as provided in Section 4D hereof or as otherwise provided herein or in any other Loan Document

6.       Late Payments; Default Rate; Fees. If any payment is not paid when due (whether by acceleration or otherwise) or within ten (10) days thereafter due under this Note or any of the other Loan Documents, Borrower agrees to pay to Lender a late payment fee of five percent (5%) of the payment amount, with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by three percentage points (3.00%) (the “Default Rate”) for the period of time the default is continuing, whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

7.       Maximum Interest Rate. Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Lender that Lender shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal without penalty or premium and treated hereunder as such; and if the principal of the indebtedness evidenced hereby is paid in full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, and (b) amortize, prorate, allocate and spread such payment so that the interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Lender shall refund to Borrower the amount of such excess. Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

8.       Revolving Loan. Provided that no Default or Event of Default under this Note or any of the other Loan Documents has occurred and is continuing, any portion of the principal balance of this Note which is repaid may be reborrowed by Borrower prior to the Maturity Date. There shall be no prepayment penalty or premium.

9.       Default and Remedies.

A.       An “Event of Default” shall occur under this Note upon the occurrence of (a) the failure of Borrower to make any principal or interest payment owing hereunder on the date which is ten (10) days after the date when due, (b) the failure by Borrower to pay any other amount payable to Lender under this Note within ten (10) days after the date when any such payment is due in accordance with the terms hereof, (c) a breach by Borrower of any of the covenants, agreements, representations, warranties or other provisions hereof, which is not cured within the grace or cure period, if any, applicable thereto, or (d) the occurrence of any Event of Default under any of the other Loan Documents. An Event of Default under this Note shall also be deemed an Event of Default under the other Loan Documents.

B.       If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, other than specified herein or in the other Loan Documents, to declare the unpaid principal of this Note, together with all accrued interest, prepayment premium, if any, and other sums secured by the Security Agreement, or other Loan Documents, at once due and payable to the extent permitted by law, to foreclose the Security Agreement and the other liens or security interests securing the payment of this Note, and to exercise any and all other rights and remedies available at law or in equity under the Security Agreement or the other Loan Documents.

C.       The remedies of Lender, as provided herein or in the Security Agreement or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

10.       Costs and Attorneys’ Fees. If any Event of Default under this Note shall occur, or if Lender incurs any expenses or costs in connection with the protection or realization of any collateral, whether or not suit is filed thereon or on any instrument granting a security interest in said collateral, Borrower promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys’ fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

11.       Waiver. Borrower, and each guarantor and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that the Lender shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

12.       Notices. All notices or other communications required or permitted hereunder shall be delivered in the manner set forth in the Credit Agreement.

13.       Application of Payments. All payments on account of the indebtedness evidencing the Note shall first be applied to late charges and costs and fees incurred by Lender in enforcing its rights hereunder or under the Security Agreement and the other Loan Documents, second to accrued interest on the unpaid principal balance, and third to reduce unpaid principal in inverse chronological order of maturity.

14.       BillPayer Service. Any payments and other amounts owing under this Note shall be initiated by Lender in accordance with the terms of this Note from Borrower’s account through Auto BillPayer (or Lender’s then current automated billing paying service) (“BillPayer Service”). Borrower hereby authorizes Lender to initiate such payments from Borrower’s primary depository account with Lender. Borrower acknowledges and agrees that use of the BillPayer Service shall be governed by the then current standard terms and conditions thereof, and Borrower hereby acknowledges receipt of such Terms and Conditions as in effect on the date hereof. Borrower further acknowledges and agrees to maintain payments hereunder through the BillPayer Service throughout the term of this Note (to the extent Lender and its affiliates continue to provide such service). If the BillPayer Service is cancelled at any time, Borrower may be required to pay Lender the then current amount of the difference between Lender’s customary Note processing fee and the discounted Note processing fee received by Borrower in consideration of its use of the BillPayer Service.

15.       Miscellaneous.

A.       The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

B.       All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment; provided that a check will be deemed sufficient payment so long as it clears when presented for payment. Each payment of principal or interest under this Note shall be paid not later than 2:00 P.M. Eastern Time on the date due therefor and funds received after that hour shall be deemed to have been received by Lender on the following Business Day. If any payment of principal, interest or any other amount due under this Note shall become due on a day which is not a Business Day, the due date for such payment shall be automatically extended to the next succeeding Business Day, and, in the case of a principal payment, such extension of time shall be included in computing interest on such principal. If an Event of Default has occurred and remains uncured, Lender is hereby authorized to charge any account of Borrower maintained with Lender for each payment of principal, interest and other amounts due under this Note, when each such payment becomes due. All amounts payable under this Note and the other Loan Documents shall be paid by Borrower without offset or other reduction.

C.       The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower and its heirs, legatees, legal representatives, successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

D.       If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

E.       If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns.

F.       Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

G.       Time is of the essence of this Note and of each and every provision hereof.

H.       This Note, together with the other Loan Documents, sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them relating to the subject matter of this Note or other than as are set forth herein and in the other Loan Documents. This Note and the other Loan Documents supersede all prior written and oral commitments and agreements relating to the Loan. Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein or in the other Loan Documents.

I.       This Note and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

J.       Each party to this Note and the legal counsel to each party have participated in the drafting of this Note, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note.

K.       Borrower certifies that the proceeds of this Loan are to be used for business purposes.

16.       Choice of Laws. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

17.       JURY WAIVER. BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

18.       JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE MAY BE LITIGATED IN COURTS HAVING SITUS IN HILLSBOROUGH COUNTY, FLORIDA, HAMILTON COUNTY, OHIO, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE SECURITY INSTRUMENT. BORROWER WAIVES ANY CLAIM THAT HILLSBOROUGH COUNTY, FLORIDA, HAMILTON COUNTY, OHIO OR THE MIDDLE DISTRICT OF FLORIDA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

2.       Loan Fee. In consideration of Lender’s agreement to make the Loan, Borrower shall pay to Lender a non-refundable processing fee in the amount of Four Hundred and 00/100 Dollars ($400.00), which shall be due and payable in full as a condition precedent to the first disbursement of proceeds under this Note.

19.       Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

20.       Amendment and Restatement; Payment of Documentary Stamp and Intangible Taxes.

A.       This Note renews, amends, replaces and supersedes that certain Amended and Restated Revolving Promissory Note dated June 22, 2017 in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) executed by Borrower in favor of Lender (the “Prior Note”). It is the intention of Lender and Borrower that while this Note renews, amends, replaces and supersedes the Prior Note, it is not in payment or satisfaction of the Prior Note, but rather is the substitution of one evidence of debt for another without any intent to extinguish the old.

B.       The Prior Note was made, executed and delivered outside the State of Florida and is not secured by a mortgage on Florida real property. No documentary stamp taxes were due in connection with the execution or delivery of the Prior Note. This Note has been made, executed and delivered outside the State of Florida and is not secured by a mortgage on Florida real property. No documentary stamp taxes are required pursuant to §201.09, Florida Statutes, and Rule 12B-4.054, Florida Administrative Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed, sealed and delivered this Note as of the Effective Date.

BORROWER:

JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability company

By:	JetPay Corporation, its sole member

	By:	/s/ Gregory M. Krzemien
	Name:	Gregory M. Krzemien
	Its:	Chief Financial Officer

Signature Page to $1,000,000.00 Amended and Restated Revolving Promissory Note